EXHIBIT 99.1

PRESS ANNOUNCEMENT
DATE:      APRIL 16, 2003
CONTACT:   C. KEITH SWANEY
           (440)248-7171

PVF CAPITAL CORP. ANNOUNCES QUARTERLY EARNINGS AND CASH DIVIDEND.

PVF Capital Corp., the parent company of Park View Federal Savings Bank, announced earnings of $2,095,000, or $0.36 basic earnings per share and $0.35 diluted earnings per share, for the quarter ended March 31, 2003 as compared to earnings of $1,763,000, or $0.30 basic earnings per share and $0.30 diluted earnings per share, for the prior year comparable period.

Earnings were $6,039,000, or $1.04 basic earnings per share and $1.03 diluted earnings per share, for the nine-month period ended March 31, 2003 as compared to $5,277,000, or $0.91 basic earnings per share and $0.90 diluted earnings per share, for the prior year comparable period.

As of March 31, 2003, PVF Capital Corp. reported assets of $695.9 million, an increase of $16.3 million or 2.4% from the fiscal year ended June 30, 2002. Total stockholders' equity of PVF Capital Corp. was $57.0 million at March 31, 2003. Annualized return on assets and return on equity were 1.16% and 14.76%, respectively, for the nine months ended March 31, 2003.

On March 25, 2003, the Board of Directors of PVF Capital Corp. declared a quarterly cash dividend on the Company's outstanding common stock. The cash dividend will be in the amount of $0.074 per share payable on May 2, 2003 to the stockholders of record at the close of business on April 25, 2003.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectation regarding important risk factors including, but not limited to, real estate values and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved.

PVF Capital Corp.'s common stock trades on the NASDAQ Small-Cap market under the symbol PVFC.

PVF CAPITAL CORP.
                                                               30000 Aurora Road
                                                               Solon, OH  44139
                                                               (440) 248-7171

                         SUMMARY OF FINANCIAL HIGHLIGHTS


                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (UNAUDITED)

(Dollars in thousands)                                   MARCH 31,      JUNE 30,
                                                           2003           2002
                                                         --------       --------
 ASSETS
 ------
   Cash and cash equivalents                             $ 13,102       $ 14,314
   Investment securities                                   30,050         55,121
   Loans and mortgage backed securities                   622,156        582,528
   Other assets                                            30,593         27,657

                                                         --------       --------
      Total Assets                                       $695,901       $679,620
                                                         ========       ========

LIABILITIES
-----------
   Deposits                                              $488,263       $479,672
   Borrowed money                                         126,617        129,028
   Other liabilities                                       24,052         18,621

                                                         --------       --------
      Total Liabilities                                   638,932        627,321
                                                         --------       --------

      Total Stockholders' Equity                           56,969         52,299

                                                         --------       --------
      Total Liabilities and Stockholders' Equity         $695,901       $679,620
                                                         ========       ========



                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (UNAUDITED)

                                                     THREE MONTHS ENDED  NINE MONTHS ENDED
(Dollars in thousands except per share data)               MARCH 31,         MARCH  31,
                                                      -----------------   -----------------
                                                       2003      2002      2003      2002

Interest income                                       $10,415   $11,611   $33,119   $37,216

Interest expense                                        4,740     6,231    15,882    21,121
                                                      -------   -------   -------   -------

Net interest income                                     5,675     5,380    17,237    16,095

       Provision for loan losses                            0        50         0       403

                                                      -------   -------   -------   -------
Net interest income after provision for loan losses     5,675     5,330    17,237    15,692

Total noninterest income                                1,597       870     4,185     2,722

Total noninterest expense                               4,113     3,548    12,328    10,439
                                                      -------   -------   -------   -------

Income before federal income tax provision              3,159     2,652     9,094     7,975

        Federal income tax provision                    1,064       889     3,055     2,698

                                                      -------   -------   -------   -------
Net income                                            $ 2,095   $ 1,763   $ 6,039   $ 5,277
                                                      =======   =======   =======   =======

BASIC EARNINGS PER SHARE                              $  0.36   $  0.30   $  1.04   $  0.91
                                                      =======   =======   =======   =======

DILUTED EARNINGS PER SHARE                            $  0.35   $  0.30   $  1.03   $  0.90
                                                      =======   =======   =======   =======